Exhibit 23.1

July 21, 2003


Securities and Exchange Commission
450 West Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

As independent certified public accountants of Napoli Enterprises, Inc., we hereby consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 28, 2003 in the Registration Statement (Form S8) filed with the Securities and Exchange Commission.


/s/ Miller and McCollom


MILLER AND MCCOLLOM
Certified Public Accountants
4350 Wadsworth Boulevard, Suite 300
Wheat Ridge, Colorado 80033